Exhibit 10.1

FIRST AMENDMENT

PERFORMANCE-BASED RESTRICTED SHARE UNIT AGREEMENT

This First Amendment (this “Amendment”) to the Performance-Based Restricted Share Unit Agreement granted as of February 26, 2019 to John J. Haley (the “PRSU Agreement”), is by and between Willis Towers Watson Public Limited Company (the “Company”) and Mr. Haley, dated as of December __, 2021. Capitalized terms not defined herein have the meanings set forth in the PRSU Agreement.

WHEREAS, Mr. Haley is retiring from the Company on December 31, 2021, and the Company wishes to amend the PRSU Agreement to provide for the settlement of the PRSUs on the retirement date at the request of Mr. Haley, in the manner set forth in this Amendment; and

WHEREAS, the PRSU Agreement may be amended by written agreement of the parties.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained in the PRSU Agreement and this Amendment, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the PRSU Agreement as follows:

1.    Amendment to PRSU Agreement

(a)    Definition of Vesting Date. Section 1.16 of the PRSU Agreement is hereby deleted in its entirety and replaced with the following:

“Vesting Date” shall mean December 31, 2021, the date of the Colleague’s Qualifying Retirement from the Company.”

(b)    Settlement of Earned Performance Shares. Section 3.2 of the PRSU Agreement is hereby amended by deleting paragraph (k) thereof and replacing it in its entirety with the following:

“(k)     Earned Performance Shares that become vested on the Vesting Date shall be delivered as follows: (i) the Preliminary Earned Performance Shares shall be delivered on or prior to the Vesting Date, and (ii) the Final Earned Performance Shares shall be delivered on or within ten (10) days after the Vesting Date. For purposes of the foregoing, (ii) the “Preliminary Earned Performance Shares” shall be ninety-five percent (95%) of the number of Shares determined under Schedule C based on a deemed partial Performance Period ending on December 29, 2021 (with the “Ending Share Price” calculated with reference to the 28 trading days ending on December 28, 2021); and (y) the “Final Earned Performance Shares” shall be the number of Shares determined under Schedule C based on the full Performance Period ending on December 31, 2021, reduced by the number of Preliminary Earned Performance Shares. The Preliminary Earned Performance Shares and the Final Earned Performance Shares shall be determined by the Committee in its sole discretion in accordance with the Performance Objectives set forth in Schedule C and as otherwise described above. Notwithstanding the foregoing, in the event that the number of Shares delivered to the Colleague at any time as provided above is determined to be greater than the number of Final Performance Shares as determined by the Committee, the Colleague shall be required to return to the Company, within 30 days of notice by the Company, such excess number of Shares previously delivered to the Colleague.”

2.    Effectiveness. All of the provisions of this Amendment shall be effective as of the date first set forth above. Except as specifically provided for in this Amendment, all of the terms of the PRSU Agreement shall remain unchanged and are hereby confirmed and remain in full force and effect.

3.    Effect of Amendment. Whenever the PRSU Agreement is referred to in the PRSU Agreement or in any other agreements, documents or instruments, such reference shall be deemed to be to the PRSU Agreement as amended by this Amendment.

4.    Counterparts. This Amendment may be executed in two (2) or more counterparts (including by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

5.    Governing Law; Incorporation by Reference. This Amendment, all questions concerning the construction, interpretation and validity of this Amendment, the rights and obligations of the parties hereto, all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Amendment, and the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter this Amendment) shall be governed by and construed in accordance with the laws of Ireland without regard to its conflicts of law provisions.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

COMPANY:

Willis Towers Watson Public Limited Company

By:
Name:
Title:

JOHN J. HALEY:

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